UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 20th, 2014

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

AMERICAN MINING CORPORATION

(Former Name)

Nevada	000-52403	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

970 Caughlin Crossing, Suite 100

Reno, Nevada 89519

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 19th, 2014, FINRA granted final approval of Change of Name & Ticker Symbol of the Corporation from American Mining Corporation to CANNABICS PHARMACEUTICALS INC., with the new Ticker Symbol of “CNBX”. Said approval was predicated upon Cannabics Pharmaceuticals Inc.’s (the “Registrant’s”) filing of Articles of Merger with American Mining Corporation with the Nevada Secretary of State on May 21st, 2014. Under the laws of the State of Nevada, Cannabics Pharmaceuticals Inc. was merged with and into the Registrant, with the Registrant being the surviving entity. The Merger was completed under Section 92A.180 of the Nevada Revised Statutes, Chapter 92A, as amended, and as such, does not require the approval of the stockholders of either the Registrant or Cannabics Pharmaceuticals Inc. As a result of the Merger, the Articles of Incorporation of the Registrant has been Amended to change the name of the Registrant to Cannabics Pharmaceuticals Inc. A copy of the Articles of Merger is attached to this Current Report as Exhibit 99.1. A copy of the Plan of Merger is attached to this Current Report as Exhibit 99.2.

ITEM 9.01    EXHIBITS

(d) Exhibits.

Exhibit #	Description

99.1	Articles of Merger

99.2	Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20th, 2014

Cannabics Pharmaceuticals Inc.

By:  /s/ Dr. Zohar Koren

Dr. Zohar Koren, Director

By:  /s/ Dr. Eyal Ballan

Dr. Eyal Ballan, Director

By:  /s/ Itamar Borochov

Itamar Borochov, Director

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